UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2008

ENVIRONMENTAL CONTROL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-120682
(Commission File Number)

20-3626387
(IRS Employer Identification No.)

Suite 605- 1525 Robson St. Vancouver, BC V6G 1C3
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.669.3532

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2008, we entered into a convertible loan agreement with 51644 Newfoundland and Labrador Inc., a company of which a director and officer of our company holds a controlling interest. Under the terms of the convertible loan agreement, 51644 Newfoundland has agreed to loan our company up to $36,376. The loan is convertible into shares of common stock at a conversion price of $0.17 per share. The loan will bear interest at 10% per annum. The principal amount of the loan is due and payable five years from the advancement date. Proceeds of the loan are to be used to acquire certain patents and intellectual property rights and the loan amount is to be secured against such intellectual property.

Item 9.01 Financial Statements and Exhibits

10.1	Convertible Loan Agreement dated July 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL CONTROL CORPORATION

/s/ Albert E. Hickman
Albert E. Hickman
President, CEO, Chairman and Director

Date: July 31, 2008